UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

DUKE ENERGY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina  28202-4200

(Address of Principal Executive Offices, including Zip code)

(704) 382-3853

(Registrant’s telephone number, including area code)

DUKE ENERGY CAROLINAS, LLC

 (Exact Name of Registrant as Specified in its Charter)

North Carolina	001-04928	56-0205520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-4200

(Address of Principal Executive Offices, including Zip code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.   Other Events.

On November 30, 2011, Duke Energy Carolinas, LLC (“Duke Energy Carolinas”) reached an agreement with the South Carolina Office of Regulatory Staff (the “ORS”) on the rate case previously filed with the Public Service Commission of South Carolina (“PSCSC”).  Pursuant to the agreement, Duke Energy Carolinas will receive an increase in base rates of approximately $90.7 million, or approximately $92.8 million upon confirmation by ORS that the Buck natural gas-fired power plant and Bridgewater hydroelectric station are both in service, with a return on equity of 10.5% and a 53% equity component.  Duke Energy Carolinas also agreed to forgo a general rate case filing in 2012 and 2013, with base rates being updated annually in 2013 and 2014 for certain capital spending.  The rate increase is expected to be effective in February 2012.  The settlement is subject to the review and approval of the PSCSC.

An overview providing additional detail on the filing is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

99.1                        Duke Energy Carolinas Summary of Settlement Agreement with Office of Regulatory Staff (ORS) — South Carolina

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: November 30, 2011	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Group Executive, Chief Legal Officer and Corporate Secretary

DUKE ENERGY CAROLINAS, LLC

Date: November 30, 2011	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Group Executive and Chief Legal Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Duke Energy Carolinas Summary of Settlement Agreement with Office of Regulatory Staff (ORS) — South Carolina